Exhibit 4(b)



               ISSUANCE AND SALE BY THE COMPANY TO THE PUBLIC OF NOT TO
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                       EXCEED $125,000,000 PRINCIPAL AMOUNT OF
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                      8.55% QUARTERLY INCOME CAPITAL SECURITIES
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                (SERIES A SUBORDINATED DEFERRABLE INTEREST DEBENTURES)
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                    Executive Committee Meeting - April 13, 1995
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                    RESOLVED, that the transaction negotiated with the

                    Underwriters represented by Lehman Brothers Inc., for

                    the purchase from the Company of $125,000,000 principal

                    amount of the Company's Debentures, to be issued

                    pursuant to a Subordinated Indenture, dated as of March

                    1, 1995 (the "Subordinated Indenture") from the Company

                    to Bankers Trust Company, as trustee (the "Subordinated

                    Indenture Trustee"), which transaction provides for an

                    interest rate to be borne by the securities of 8.55%

                    and a price to be paid to the Company for the

                    Debentures of at least $121,062,500 is hereby approved

                    and accepted, and the form of Underwriting Agreement

                    presented to this meeting as Exhibit __ is hereby

                    approved, and the Chairman and Chief Executive Officer,

                    President and Chief Operating Officer or any Vice

                    President of the Company or Robert J. Reger, Jr., Esq.,

                    of Reid & Priest LLP, counsel to the Company is hereby

                    authorized and empowered to execute and deliver, on

                    behalf of the Company, an Underwriting Agreement in the

                    form, or in substantially the form, presented to this

                    meeting as Exhibit __, with such changes therein as the

                    person executing the Underwriting Agreement may

                    approve, his approval thereof to be conclusively

                    evidenced by his signature thereto, and the officers of

                    the Company are hereby authorized and directed, on

                    behalf of the Company acting severally or jointly, to

                    sign, seal and deliver such papers and documents and to

                    do or cause to be done any and all acts and things as

                    to them may seem necessary or appropriate in order to

                    enable the Company fully and promptly to perform all of

                    its obligations under the Underwriting Agreement.

                    RESOLVED, that

                    (i)  the securities to be issued under the Subordinated

                    Indenture shall be designated "8.55% Quarterly Income

                    Capital Securities (Series A Subordinated Deferrable

                    Interest Debentures)" (the "QUICS"); all capitalized

                    terms used in these resolutions and not defined herein

                    shall have the meaning set forth in the Subordinated

                    Indenture;

                    (ii)  the QUICS shall be limited in aggregate principal

                    amount to $125,000,000 at any time Outstanding;

                    (iii) the QUICS shall mature and the principal

                    thereof shall be due and payable on June 30, 2025,

                    together with all accrued and unpaid interest thereon

                    to, but not including, such date;

                    (iv)  the QUICS shall bear interest from the date of

                    original issuance (which is anticipated to be April 21,

                    1995) at the rate of 8.55% per annum payable quarterly

                    in arrears on March 31, June 30, September 30 and

                    December 31 of each year (each, an "Interest Payment

                    Date") commencing June 30, 1995.  The amount of

                    interest payable for any such period will be computed

                    on the basis of a 360-day year of twelve 30-day months.

                    Interest on the QUICS will accrue from the date of

                    original issuance but if interest has been paid on such

                    QUICS, then from the most recent Interest Payment Date

                    through which interest has been paid.  In the event

                    that any Interest Payment Date is not a Business Day,

                    then payment of interest payable on such date will be

                    made on the next succeeding day which is a Business Day

                    (and without any interest or other payment in respect

                    of such delay), except that, if such Business Day is in

                    the next succeeding calendar year, such payment shall

                    be made on the immediately preceding Business Day, in

                    each case with the same force and effect as if made on

                    such Interest Payment Date;

                    (v)  each installment of interest on the QUICS shall be

                    payable to the Person in whose name such QUICS is

                    registered at the close of business on the Business Day

                    next preceding the corresponding Interest Payment Date

                    (the "Regular Record Date") for the QUICS.  Any

                    installment of interest on the QUICS not punctually

                    paid or duly provided for shall forthwith cease to be

                    payable to the Holders on such Regular Record Date, and

                    may be paid to the person in whose name the QUICS is

                    registered at the close of business on a Special Record

                    Date to be fixed by the Subordinated Indenture Trustee

                    for the payment of such defaulted interest, notice

                    whereof shall be given to the Holders of the QUICS not

                    less than 10 days prior to such Special Record Date, or

                    may be paid at any time in any other lawful manner not

                    inconsistent with the requirements of any securities

                    exchange on which the QUICS may be listed, and upon

                    such notice as may be required by such exchange, all as

                    more fully provided in the Subordinated Indenture;

                    (vi)  the principal and each installment of interest on

                    the QUICS shall be payable at the office or agency of

                    the Company in The City of New York.  The Subordinated

                    Indenture Trustee will initially be the Paying Agent

                    and the Registrar for the QUICS;

                    (vii)  the QUICS will be redeemable at the option of

                    the Company, as a whole or in part, at any time on or

                    after April 21, 2000 and prior to maturity, upon not

                    less than 30 nor more than 60 days' notice, at 100% of

                    the principal amount redeemed, together with accrued

                    interest to, but not including, the date fixed for

                    redemption;

                    (viii)  the QUICS shall be issuable in denominations of

                    $25 and any integral multiple thereof;

                    (ix)  so long as any QUICS are Outstanding, the failure

                    of the Company to pay interest on any QUICS within 60

                    days after the same becomes due and payable (whether or

                    not payment is prohibited by the provisions of Article

                    Fifteen of the Subordinated Indenture) shall constitute

                    an Event of Default; provided, however, that a valid

                    extension of the interest payment period by the Company

                    as contemplated in Section 312 of the Subordinated

                    Indenture and paragraph (x) of these Resolutions shall

                    not constitute a failure to pay interest for this

                    purpose;

                    (x)  pursuant to Section 312 of the Subordinated

                    Indenture, the Company shall have the right, at any

                    time and from time to time during the term of the

                    QUICS, to extend the interest payment period to a

                    period not exceeding 20 consecutive quarters (an

                    "Extended Interest Payment Period"), and at the end of

                    such Extended Interest Payment Period, the Company

                    shall pay all interest accrued and unpaid (together

                    with interest thereon at the same rate as specified for

                    the QUICS to the extent permitted by applicable law)

                    through the last day of such Extended Interest Payment

                    Period provided that if any principal amount of the

                    QUICS is paid on such day, then not including interest

                    for such day with respect to such amount; provided,

                    however, that during such Extended Interest Payment

                    Period, the Company shall not declare or pay any

                    dividend on, or redeem, purchase, acquire or make a

                    liquidation payment with respect to, any of its capital

                    stock or make any guarantee payments with respect to

                    the foregoing.  Prior to the termination of any such

                    Extended Interest Payment Period, the Company may

                    further extend the interest payment period, provided

                    that such Extended Interest Payment Period together

                    with all such previous and further extensions thereof

                    may not exceed 20 consecutive quarters or extend beyond

                    the Stated Maturity of the QUICS.  Upon the termination

                    of any Extended Interest Payment Period and the payment

                    of all amounts then due, the Company may select a new

                    Extended Interest Payment Period, subject to the above

                    requirements.  No interest during an Extended Interest

                    Payment Period, except at the end thereof, shall be due

                    and payable;

                    (xi)  The Company shall give the Holders of the QUICS

                    and the Subordinated Indenture Trustee written notice

                    of its selection of such Extended Interest Payment

                    Period 10 Business Days prior to the earlier of (i) the

                    next succeeding Interest Payment Date, and (ii) the

                    date the Company is required to give notice to Holders

                    of the QUICS (or, if applicable, to the New York Stock

                    Exchange or other applicable self-regulatory

                    organization) of the record or payment date of such

                    interest payment, but in any event not less than two

                    Business Days prior to such record date.  The quarter

                    in which any notice is given pursuant to this paragraph

                    shall constitute one of the 20 quarters which comprise

                    the maximum Extended Interest Payment Period;

                    (xii)  the QUICS will be originally issued in

                    global form payable to CEDE & Co. and will,

                    unless and until the QUICS are exchanged in

                    whole or in part for certified QUICS

                    registered in the names of various beneficial

                    holders thereof, contain restrictions on

                    transfer, substantially as described in the

                    form of QUICS, hereto attached as Exhibit __;

                    and

                    (xiii)  the QUICS shall have such other terms and

                    provisions as are provided in the form set forth in

                    Exhibit __ hereto, and shall be issued in such form;

                    and further

                    RESOLVED, that the Chairman and Chief Executive

                    Officer, the President and Chief Operating Officer, any

                    Vice President, or the Treasurer of the Company are,

                    and each of them is, authorized to establish additional

                    terms of the QUICS in accordance with the Subordinated

                    Indenture and to execute and deliver an Officer's

                    Certificate to the Subordinated Indenture Trustee

                    containing such additional terms.

                    RESOLVED, that the officers of the Company are hereby

                    authorized and directed to (i) file a listing

                    application with the New York Stock Exchange, Inc. (the

                    "Exchange") for the listing on the Exchange of not more

                    than $125,000,000 in aggregate principal amount of

                    QUICS, such application to be in the form, or

                    substantially in the form, presented to this meeting as

                    Exhibit __, (ii) enter into any agreements with the

                    Exchange in connection with said application as the

                    officers of the Company may deem necessary or

                    appropriate, and (iii) perform any and all other acts

                    and things necessary to consummate the listing of the

                    QUICS; and further

                         RESOLVED, that the Chairman and Chief

                    Executive Officer, the President and Chief

                    Operating Officer, any Vice President, the

                    Treasurer or any other Officer of the

                    Company, and Robert J. Reger, Jr., Esq., of

                    Reid & Priest LLP, counsel to the Company,

                    and each of them severally, are hereby

                    authorized to appear before, and file any

                    papers with, the Exchange or any department

                    or committee thereof in connection with any

                    application made by the Company for the

                    listing on the Exchange of the QUICS; and

                    further

                    RESOLVED, that the officers of the Company are

                    authorized and directed to execute and deliver any and

                    all documents and instruments and to take any and all

                    actions and to do any and all things they and each of

                    them may deem necessary or advisable in order to carry

                    out the intents and purposes of the resolutions adopted

                    at this meeting.